EXHIBIT 23.3


               CONSENT OF INDEPENDENT ACCOUNTANTS
               ----------------------------------



We consent to the inclusion in this Rule 462(b) registration statement on Form S-2 (File No. 333-60649) of our report dated February 2, 1998, on our audits of the consolidated financial statements of Independent Bankshares, Inc. as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997. We consent to the reference to our firm under the caption "Experts."

                              /s/ PriceWaterhouseCoopers LLP



Fort Worth, Texas
September 16, 1998